Blazzard, Grodd & Hasenauer, P.C.
4401 West Tradewinds Avenue
Suite 207
Fort Lauderdale, Florida 33308
(954) 771-6667

April 30, 2002

Board of Directors
Pan-American Assurance Company
601 Poydras Street
New Orleans, Louisiana 70130

Re: Pan-American Assurance Company
    Pan-American Assurance Company Variable Life Separate Account
    Opinion of Counsel
    --------------------------------------------------------------

Gentlemen:

You have requested our Opinion of Counsel in connection with the filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, of Post-Effective Amendment No. 1 to a Registration Statement on Form S-6 for the Flexible Premium Adjustable Variable Life Insurance Policy to be issued by Pan-American Assurance Company and its separate account, Pan-American Assurance Company Variable Life Separate Account.

We have made such examination of the law and have examined such records and documents as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

We are of the following opinions:

     1. Pan-American Assurance Company Variable Life Separate Account is a
Unit Investment Trust as that term is defined in Section 4(2) of the Investment Company Act of 1940 (the "Act"), and is currently registered with the Securities and Exchange Commission, pursuant to Section 8(a) of the Act.

     2. Upon the acceptance of premiums paid by an Owner pursuant to a Policy issued in accordance with the Prospectus contained in the Registration Statement and upon compliance with applicable law, such an Owner will have a legally-issued, fully paid, non-assessable contractual interest under such Policy.

You may use this opinion letter, or a copy thereof, as an exhibit to the Registration Statement.
We consent to the reference to our Firm under the caption "Legal Opinions" contained in the Prospectus which forms a part of the Registration Statement.

Sincerely,

BLAZZARD, GRODD & HASENAUER, P.C.

By: /S/JUDITH A. HASENAUER
    -------------------------
    Judith A. Hasenauer